UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 12, 2019

REZOLUTE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54495	27-3440894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Redwood Shores Pkwy, Suite 315, Redwood City, CA 94065
 (Address of Principal Executive Offices, and Zip Code)

650-206-4507
Registrant’s Telephone Number, Including Area Code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2019, we entered into a Stock Purchase Agreement with an accredited investor whereby we issued an aggregate of 13,103,448 shares of common stock (the “Offering Shares”) at a price per Offering Share of $0.29.  The sale and issuance of the Offering Shares was in connection with the closing of the second tranche of our previously announced common stock offering (the “Offering”)  for aggregate gross proceeds to the Company of approximately $23.7 million (the “Offering”). The sale and issuance of the Offering Shares have been determined to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Such Offering Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Canaccord Genuity LLC and JMP Securities LLC (each, an “Agent” and together, the “Agents”) acted as co-lead agents for the Offering pursuant to a letter agreement between the Company and the Agents dated June 12, 2019 (the “Letter Agreement”). In accordance with the Letter Agreement, the Agents are entitled to receive a cash fee equal to 6% of the gross proceeds of the Offering (each Agent receiving a 3% of such gross proceeds).

We agreed to use our commercially reasonable efforts to prepare and file with the SEC within sixty (60) calendar days after the closing of the Offering a registration statement under the U.S. Securities Act of 1933, as amended (the “Registration Statement”), to permit the resale of the Offering Shares purchased in the Offering. We also agreed to use our commercially reasonable efforts to cause the Registration Statement to be declared effective within ninety (90) calendar days following the closing of the Series AA Financing.

RULE 135C NOTICE

We are providing this Current Report on Form 8-K in accordance with Rule 135c under the Securities Act of 1933, as amended, and the notice contained herein does not constitute an offer to sell the Company's securities, and is not a solicitation for an offer to purchase the Company's securities. Any securities that may be offered pursuant to any agreement related to the Offering have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On August 8, 2019, at the Company’s CEO spoke at the Canaccord Genuity’s 39th Annual Growth Conference. A transcript of the CEO's remarks is attached hereto as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 is being furnished and is not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Form Purchase Agreement for Shares of Common Stock (previously filed with our current report on Form 8-K filed with the SEC on July 30, 2019 and incorporated herein by reference)

99.1	Presentation Transcript

*being furnished and is not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REZOLUTE, INC.

DATE: August 13, 2019	By:	/s/ Keith Vendola
Keith Vendola Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form Purchase Agreement for Shares of Common Stock (previously filed with our current report on Form 8-K filed with the SEC on July 30, 2019 and incorporated herein by reference)

99.1	Presentation Transcript

*being furnished and is not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.